Exhibit 99.3

Unaudited Pro Forma Condensed Consolidating Financial Statements

On April 30, 2008 Nexxus Lighting, Inc. (“Nexxus”) completed its acquisition of Lumificient Corporation (“Lumificient”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed consolidating balance sheet as of March 31, 2008, and the unaudited pro forma condensed consolidating statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007, are presented herein. The unaudited pro forma condensed consolidating balance sheet was prepared using the historical balance sheets of Nexxus and Lumificient as of March 31, 2008. The unaudited pro forma condensed consolidating statement of operations was prepared using the historical statements of operations of Nexxus and Lumificient for the three months ended March 31, 2008. The unaudited pro forma condensed consolidating statement of operations for the year ended December 31, 2007 was prepared using the historical statements of operations of Nexxus and Lumificient Technologies, LLC (“Lumificient Technologies”). Lumificient Corporation acquired all of the assets and assumed certain of the liabilities of Lumificient Technologies on January 10, 2008.

The unaudited pro forma condensed consolidating balance sheet gives effect to the acquisition as if it had been completed on March 31, 2008, and consolidates the unaudited condensed balance sheets of Nexxus and Lumificient. The unaudited pro forma condensed consolidating statements of operations for the three months ended March 31, 2008 and for the year ended December 31, 2007 gives effect to the acquisition as if it had occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidating financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidating financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of Nexxus, Lumificient, and Lumificient Technologies and should be read in conjunction with Nexxus’s historical financial statements and related notes, Nexxus’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in Nexxus’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the three months ended March 31, 2008, Lumificient Technologies’ financial statements, and Lumificient’s financial statements presented herein.

Nexxus Lighting, Inc.

Unaudited Pro Forma Condensed Consolidating Balance Sheet

	As of March 31, 2008
	Historical Nexxus	Historical Lumificient Corporation	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS:
Current Assets:
Cash & cash equivalents	$2,579,107	$11,824	($900,000)	A	$449,162
			(1,241,769)	A
Restricted investments	500,000	—			500,000
Investments	875,000	—			875,000
Trade accounts receivable, net of allowance for doubtful accounts	1,625,738	390,676			2,016,414
Inventories, net of reserve	3,398,253	792,806			4,191,060
Prepaid expenses	498,662	39,673			538,335
Other assets	35,156	—			35,156

Total current assets	9,511,916	1,234,979	(2,141,769)		8,605,127

Property and equipment	4,502,437	216,171	(148,961)	B	4,707,444
Accumulated depreciation and amortization	(3,096,056)	(11,164)	148,961	B	(3,096,056)

Net property and equipment	1,406,381	205,007	—		1,611,388

Deposits on equipment	91,928				91,928
Patents and trademarks, net of accumulated amortization	309,487	36,979			346,466
Goodwill	2,893,039	529,864	4,317,138	C	7,181,176
			(529,864)	C
Other assets	209,777	—	—		209,777

	$14,422,528	$2,006,829	$1,645,505		$18,074,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,657,510	$620,679	$—		$2,278,189
Accrued liabilities	—	66,229	236,956	D	303,185
Accrued compensation and benefits	268,360	—			268,360
Revolving line of credit	1,360,241	—	—		1,360,241
Current portion of deferred rent	53,832	—			53,832
Line of credit	—	1,233,169	(1,233,169)	E	—
Current portion of notes payable	—	105,000	—		105,000
Current portion of payable due to related party under acquisition agreement	218,250	—	100,000	E	318,250
Deposits	114,187	—			114,187

Total current liabilities	3,672,380	2,025,077	(896,213)		4,801,244

Long term portion of notes payable	—	38,520	(8,600)	E	29,920
Long term portion of payable due to related party under acquisition agreement	100,000		100,000	E	200,000
Deferred rent, less current portion	202,419	—	—		202,419

Total liabilities	3,974,799	2,063,597	(804,813)		5,233,583

Stockholders' Equity
Common Stock	7,591	—	475	F	8,066
Additional paid-in capital	22,388,907	—	2,393,075	F	24,781,982
Accumulated deficit	(11,948,769)	(56,768)	56,768	F	(11,948,769)

Total stockholders’ equity	10,447,729	(56,768)	2,420,843		12,841,279

	$14,422,528	$2,006,829	$1,645,505		$18,074,863

See accompanying notes to the unaudited pro forma condensed consolidating financial statements.

Nexxus Lighting, Inc.

Unaudited Pro Forma Condensed Consolidating Statements of Operations

	For the three months ended March 31, 2008
	Historical Nexxus	Historical Lumificient Corporation	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$3,019,234	$837,575	$—		$3,856,809
Cost of sales	2,224,283	472,297	—		2,696,580

Gross Profit	794,951	365,278	—		1,160,229

Operating expenses:
Selling, general and administrative	1,914,691	361,154	—		2,275,845
Research and development	124,729	—	—		124,729

Total operating expenses	2,039,420	361,154	—		2,400,574

Operating Income (Loss)	(1,244,469)	4,124	—		(1,240,345)
Non-Operating Income (Expense):
Interest income	24,318	—	(16,735)	G	7,583
Interest expense	(26,169)	(60,892)	60,892	G	(26,169)
Other income (expense)	4,452	—	—		4,452

Total non-operating income (expense)	2,601	(60,892)	44,157		(14,134)

Net Income (Loss)	$(1,241,868)	$(56,768)	$44,157		$(1,254,479)

Loss Per Common Share:
Basic and diluted loss per share	$(0.18)				$(0.17)

Weighted average shares outstanding
Basic and diluted	7,029,537		475,000	H	7,504,537

See accompanying notes to the unaudited pro forma condensed consolidating financial statements.

Nexxus Lighting, Inc.

Unaudited Pro Forma Condensed Consolidating Statements of Operations

	For the Year Ended December 31, 2007
	Historical Nexxus	Historical Lumificient Technologies	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$10,200,349	$2,230,008	$—		$12,430,357
Cost of sales	7,453,549	1,378,548	—		8,832,096

Gross Profit	2,746,800	851,460	—		3,598,261

Operating expenses:
Selling, general and administrative	5,562,398	1,323,248	—		6,885,798
Research and development	417,661	—	—		417,661

Total operating expenses	5,980,059	1,323,248	—		7,303,307

Operating Income (Loss)	(3,233,259)	(471,788)	—		(3,705,046)
Non-Operating Income (Expense):					—
Interest income	295,379	—	(118,828)	G	176,551
Interest expense	(38,940)	(67,701)	67,701	G	(38,940)
Other income (expense)	36,684	—	—		36,684

Total non-operating expense	293,123	(67,701)	(51,127)		174,295

Net Income (Loss)	$(2,940,136)	$(539,489)	$(51,127)		$(3,530,752)

Loss Per Common Share:
Basic and diluted loss per share	$(0.44)				$(0.49)

Weighted average shares outstanding
Basic and diluted	6,751,947		475,000	H	7,226,947

See accompanying notes to the unaudited pro forma condensed consolidating financial statements.

Nexxus Lighting, Inc.

Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements

Note 1.	Basis of Presentation

The unaudited pro forma condensed consolidating statements of operations of Nexxus Lighting, Inc. (“Nexxus”) for the three months ended March 31, 2008 give effect to the acquisition of Lumificient Corporation (“Lumificient”) as if it had been completed on January 1, 2007. The unaudited pro forma condensed consolidating balance sheet as of March 31, 2008 gives effect to the acquisition of Lumificient as if it had occurred on March 31, 2008. The unaudited pro forma condensed consolidating statements of operations of Nexxus for the the year ended December 31, 2007 give effect to the acquisition of Lumificient Technologies, LLC (“Lumificient Technologies”) as if it had been completed on January 1, 2007.

The unaudited pro forma condensed consolidating statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Nexxus’s historical financial statements for the acquisition of Lumificient. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are provided for informational purposes only and should not be construed to be indicative of Nexxus’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project Nexxus’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidating balance sheet and unaudited condensed consolidating statements of operations and accompanying notes should be read in conjunction with Nexxus’s historical financial statements and related notes, Nexxus’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in Nexxus’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the three months ended March 31, 2008, Lumificient Technologies’ financial statements, and Lumificient’s financial statements presented herein.

Note 2.	Preliminary Purchase Price

The unaudited pro forma condensed consolidating financial statements reflect a preliminary purchase price of $4,972,275 (including acquisition costs of $236,956, all of which are reflected as accrued liabilities). Of the total preliminary purchase price, $2,141,769 was assumed to be financed with borrowings as Nexxus’s available cash and short-term investment balances were not sufficient at January 1, 2007, plus 475,000 shares of common stock valued at $2,393,550 on the date of the acquisition. The purchase price is subject to change since stipulations in the purchase agreement, such as the working capital adjustment which is to be finalized during the 75 day period subsequent to the closing date, have yet to be finalized. Note these amounts do not include any shares which may be issued to the sellers of Lumificient through future earnouts as contemplated by the purchase agreement.

In the accompanying March 31, 2008 unaudited pro forma condensed consolidated balance sheet, the total purchase price is allocated to the tangible and identifiable intangible assets and the liabilities of Lumificient based on their estimated fair values as of the date of the acquisition in accordance with the purchase method of accounting.

The excess of the purchase price over the fair value of assets acquired and liabilities assumed is allocated to goodwill as follows:

Cash	$11,824
Accounts receivable	390,676
Inventories	792,806
Prepaid assets	39,673
Property, plant and equipment	205,007
Goodwill	4,317,138
Patents	36,979
Accounts payable	(620,679)
Accrued expenses	(66,229)
Assumed debt	(134,920)

Total Purchase Price	$4,972,275

Note 3.	Pro Forma Adjustments

The pro forma adjustments made herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

A – Reduction in Cash and Investments due to Acquisition: Cash and Investments were reduced to reflect the cash paid to the previous owners of Lumificient and the amount of debt paid off at the closing of the transaction.

B – Record fair market value of Fixed Assets Acquired: Fixed assets were recorded at fair market value at the date of acquisition. These pro forma calculations assume net book value of fixed assets approximates fair market value.

C – Increase in other intangible assets due to Acquisition: Other intangible assets were increased to reflect the recording of Goodwill (purchase price amount over the value of the assets acquired). See Note 2.

D – Increase in accrued liabilities: Accrued liabilities increased to reflect the transaction costs of the acquisition of Lumificient.

E – Change in various debt and liability accounts: The decrease in the debt reflects payoff of two bank loans repaid at the time of the acquisition. The increase in payable due to related party under acquisition agreement reflects the recording of a $200,000 indemnity holdback liability pursuant to the acquisition agreement.

F – Change in Equity accounts due to Acquisition: Reflects the change in the equity accounts due to the acquisition of Lumificient and issuance of shares to the sellers of Lumificient.

G – Reduction in Interest Income and Decrease in Interest Expense due to Acquisition:

For the Three Months ended March 31, 2008: Interest income has been reduced to reflect a $2,141,769 reduction of Nexxus cash and short term investments , which is the amount of cash paid in connection with the Lumificient acquisition. Additionally, interest expense was decreased for 2008 to reflect the payoff of the Lumificient line of credit and a Lumificient note payable by Nexxus pursuant to the closing of the acquisition.

For the Year ended December 31, 2007: Interest income has been reduced to reflect a $2,141,769 reduction of Nexxus cash and short term investments, which is the amount of cash paid in connection with the Lumificient acquisition. Interest expense was decreased to reflect the payoff of the Lumificient line of credit and a Lumificient note payable by Nexxus at January 1, 2007.

H – Change in the Weighted Average Shares Outstanding: The weighted average shares outstanding have been increased to reflect the 475,000 shares issued in connection with the Lumificient acquisition. This does not include any shares which may be issued to the sellers of Lumificient through future earnouts included in the purchase agreement.